Exhibit 5

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               [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK, P.C.]



(202) 274-2000

February 7, 2003

Board of Directors
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, New Jersey 07306

                  Re: The Provident Bank Employee Savings Incentive Plan Registration Statement on Form S-8
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Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in The Provident Bank Employee Savings Incentive Plan (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of Provident Financial Services, Inc. (the "Company"), the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered

Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.01 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                          Very truly yours,


                                          /s/ Luse Gorman Pomerenk & Schick
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                                          Luse Gorman Pomerenk & Schick, P.C.